Exhibit 99.1

NARA BANCORP, Inc.	PRESS RELEASE

CONTACT INFORMATION:

Investors and Financial Media:

George Zagoudis

Financial Relations Board

312-640-6663

NARA BANCORP, INC. ANNOUNCES PRICING OF COMMON STOCK OFFERING

Los Angeles, October 21, 2009 - Nara Bancorp, Inc. (“Nara” or the “Company”) (Nasdaq: NARA), announced the pricing of the previously announced underwritten public offering of 10,000,000 shares of the Company’s common stock at a price of $7.50 per share. The net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $71,242,500. The offering size was increased from $70 million (as previously announced) to $75 million. Nara intends to use the net proceeds of the offering for general corporate purposes. These purposes include funding working capital requirements, supporting growth of Nara’s banking business, including both internal growth and growth from possible acquisitions, and related regulatory capital needs.

The Company expects to close the transaction, subject to customary conditions, on or about October 27, 2009.

Keefe, Bruyette & Woods is acting as sole underwriter. Nara has granted the underwriter a 30-day option to purchase up to an additional 1,500,000 shares of Nara common stock to cover over-allotments, if any.

The shares will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement previously filed with the Securities and Exchange Commission on Form S-3 (No. 333-161992).

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy shares of Nara common stock, nor shall there be any offer or sale of shares of Nara common stock in any state in which such offer, solicitation or sale would be unlawful. The registration statement relating to the common stock has been filed with the Securities and Exchange Commission and is effective. The prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, or by calling toll free (800) 966-1559.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles. Nara Bank operates 21 full-service branches in California, New York, and New Jersey, and a loan production office in Texas. Nara Bank was founded specifically to serve the needs of Korean Americans. Presently,

NARA BANCORP, Inc.	PRESS RELEASE

Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender.

Forward-Looking Information

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the respective documents. The Company undertakes no obligation to revise these forward-looking statements.

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